FOR IMMEDIATE RELEASE

THE PEPSI BOTTLING GROUP AND DR PEPPER SNAPPLE GROUP
SIGN AGREEMENT TO EXPAND CRUSH BRAND DISTRIBUTION

Deal With DPS Aligns and Strengthens PBG’s Flavor Portfolio

SOMERS, NY and PLANO, TX – August 21, 2008 – The Pepsi Bottling Group, Inc. (NYSE: PBG) and Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that the companies have signed an agreement to make the Crush beverage portfolio available in the majority of PBG’s territories throughout the United States.

“At PBG, we continue to look for ways to strengthen and diversify our product portfolio. This agreement is an important part of our strategy to do so, as it aligns our flavored offerings across the U.S. and Canada,” said PBG North America President Rob King. “The addition of Crush greatly enhances our position in the flavored soft drink category, as it’s a terrific brand with broad consumer appeal and attractive growth prospects.”

Jim Johnston, DPS President of Sales, said: “PBG already has a proven track record when it comes to building and enhancing Crush, having helped us grow the brand into one of the leading flavored soft drinks in Canada. With flavors playing an increasingly important role in the carbonated soft drink category, we’re confident that together we can repeat that success in the U.S. and make Crush a popular national brand available to more consumers in more outlets. Simply put, it’s a brand with tremendous untapped potential.”

Under the terms of the agreement, PBG will have a perpetual license to manufacture, sell and distribute the brand, which includes such flavors as Orange Crush, Diet Orange Crush, and Grape Crush, in about 80 percent of its territories throughout the United States. The agreement is effective immediately and PBG will begin distribution in early 2009. Financial terms were not disclosed.

The Crush brand is currently available in less than 40 percent of the U.S. The agreement with PBG will nearly double its market penetration, positioning the brand well for future growth.

Flavored carbonated soft drinks now account for almost half of all carbonated soft drink (CSD) sales in the U.S., and Orange Crush and Diet Orange compete in the fourth largest segment of the flavor category. Orange and grape flavors represent a five percent share of the CSD market in the U.S.

Crush has been a fixture in the CSD space for decades, with tremendous name recognition among consumers. Market research shows that three out of four Americans are aware of the brand.

About PBG

The Pepsi Bottling Group, Inc. (NYSE: PBG) is the world’s largest manufacturer, seller and distributor of Pepsi-Cola beverages. The company distributes a portfolio of products that includes some of the biggest brands in the beverage industry, including Pepsi, Diet Pepsi, Mountain Dew, Sierra Mist, Lipton Iced Tea, Aquafina, Sobe Life Water, Propel, G2 from Gatorade, Starbucks Frappuccino and AMP. Based in Somers, NY, PBG had annual sales of nearly $14 billion in 2007 and has approximately 70,000 employees spread across the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. The company operates 100 manufacturing facilities and more than 500 distribution centers. In the U.S., PBG has the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states and the District of Columbia. For more information, please visit www.pbg.com.

About DPS

Dr Pepper Snapple Group, Inc., (NYSE: DPS) is an integrated refreshment beverage business marketing more than 50 beverage brands to consumers throughout North America. In addition to its flagship Dr Pepper and Snapple brands, the company’s portfolio includes 7UP, Mott’s, A&W, Sunkist Soda, Hawaiian Punch, Canada Dry, Schweppes, Squirt, RC Cola, Diet Rite, Penafiel, Rose’s, Yoo-hoo, Clamato, Mr & Mrs T and other well-known consumer favorites. Based in Plano, Texas, Dr Pepper Snapple Group employs approximately 20,000 people and operates 24 bottling and manufacturing facilities and more than 200 distribution centers across the United States, Canada, Mexico and the Caribbean. For more information, please visit http://www.drpeppersnapple.com.

Forward-Looking Statement

Statements made in this press release that relate to future performance or financial results of either PBG or DPS are forward-looking statements which involve uncertainties that could cause their respective actual performance or results to materially differ. Neither PBG nor DPS undertakes any obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement, with respect to PBG, should be read in conjunction with the additional information about risks and uncertainties set forth in PBG’s Securities and Exchange Commission reports, including
PBG’s annual report on Form 10-K for the year ended December 29, 2007, and with respect to DPS, should be read in conjunction with the additional information about risks and uncertainties set forth in DPS Securities and Exchange Commission Filings, including DPS’ registration statement on Form 10 filed April 22, 2008.

Press Contacts:
Jeff Dahncke, The Pepsi Bottling Group, (914) 767-7690, jeff.dahncke@pepsi.com
Greg Artkop, Dr Pepper Snapple Group, (972) 673-8470, greg.artkop@dpsg.com

Investor Contacts:
Mary Winn Settino, The Pepsi Bottling Group, (914) 767-7216, msettino@pepsi.com
Aly Noormohamed, Dr Pepper Snapple Group, (972) 673-6050, Aly.Noormohamed@dpsg.com